Exhibit 99.1
RENT-A-CENTER, INC.
Announces New Board Member, Glenn Marino,
and Vice President of National Accounts, Paul Hamilton
__________________________________________________________

PLANO, Texas--(BUSINESS WIRE)-February 6, 2020-- Rent-A-Center, Inc. (NASDAQ: RCII) (“Rent-A-Center” or the “Company”), a leader in the lease-to-own industry, proudly announces the appointment of Glenn Marino to the Board of Directors and Paul Hamilton as our Vice President of National Accounts for Preferred Lease.
Marino comes to Rent-A-Center with 40 years of experience in the consumer financial services industry, having most recently served as Executive Vice President, CEO – Payment Solutions and Chief Commercial Officer for Synchrony Financial, Inc., a $21 billion financial services company. Prior to the spin-off in 2014 of Synchrony by General Electric Corporation, Mr. Marino was an executive with the North American retail finance business of General Electric, serving as CEO - Payment Solutions and Chief Commercial Officer from 2012 - 2013, and CEO - Sales Finance from 2001 to 2011.
“Glenn’s extensive knowledge in retail finance, business development and banking will provide a valuable perspective to our Board as we continue to grow our retail partnerships, particularly as it relates to the expansion of our Preferred Lease product,” said Mitch Fadel, Chief Executive Officer of Rent-A-Center. “We are excited to have Glenn Marino join our Board of Directors, underscoring our commitment to growth in the retail partner business.”
"Rent-A-Center has established itself as a leader in its industry,” said Marino. "I am very pleased to be joining the Board of Directors and I look forward to working with Mitch and the rest of the Board and management team to further enhance the brand’s strength with the launch of Preferred Lease and expansion of the retail partner business,” he concluded.
Marino was appointed by the Board of Directors to fill a vacancy on the Board and will serve as a Class III director until the Company's 2021 annual meeting of stockholders.
Leveraging his 23 years of experience in sales, Hamilton will help drive Preferred Lease’s growth by building strategic partnerships with large, enterprise retail customers. His skills attained over the last 19 years, specifically working as an Enterprise sales executive for consumer lending platforms and services, transitions well into the National Accounts role, allowing him to develop and execute a comprehensive and sustainable sales growth strategy for Preferred Lease. He will report to CEO Mitch Fadel.
“I’m thrilled to have the opportunity to serve Mitch and the rest of the Preferred Lease team in this capacity. We believe the new Preferred Lease offering is the most comprehensive, differentiated offering in the industry and the prospect of providing it to large, national accounts is exciting not only for Preferred Lease, but for me personally,” stated Hamilton.
Hamilton comes to Rent-A-Center from TD Bank, where he served as a Vice President in the Retail Card Services division. In that role, he provided financing solutions to big-ticket retailers and expanded the customer base through providing solutions that leverage technology, streamlining the use of consumer facing financing in both brick and mortar retail and ecommerce.
“Preferred Lease was recently unveiled as our integrated retail partner offering. This offering compliments our national account aspirations for strong growth in the upcoming years and with his experience and expertise, Paul is the right person to lead our growth efforts,” stated Fadel.
For more information and images, please visit Preferred Lease at https://www.preferredlease.com.
About Rent-A-Center, Inc.
A rent-to-own industry leader, Plano, Texas-based, Rent-A-Center, Inc., is focused on improving the quality of life for its customers by providing them the opportunity to obtain ownership of high-quality, durable products such as consumer electronics, appliances, computers, furniture and accessories, under flexible rental purchase agreements with no long-term obligation. The Company owns and operates approximately 2,100 stores in the United States, Mexico, and Puerto Rico, and approximately 1,100 Acceptance Now kiosk locations in the United States and Puerto Rico, and Merchants

Preferred, a virtual lease-to-own provider in the United States. Rent-A-Center Franchising International, Inc., a wholly owned subsidiary of the Company, is a national franchiser of approximately 340 rent-to-own stores operating under the trade names of "Rent-A-Center", "ColorTyme", and "RimTyme". For additional information about the Company, please visit its website at www.rentacenter.com.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology. The Company believes that the expectations reflected in such forward-looking statements are accurate. However, there can be no assurance that such expectations will occur. Factors that could impact such expectations include, but are not limited to: the Company's ability to realize the strategic benefits from the acquisition of substantially all the assets and assumption of certain liabilities of C/C Financial Corp., a Delaware Corporation d/b/a Merchants Preferred ("Merchants Preferred" and the acquisition thereof, the "Merchants Preferred Acquisition"), including achieving expected growth rates, synergies and operating efficiencies from the Company's acquisition; the Company's ability to successfully integrate Merchants Preferred's operations which may be more difficult, time-consuming or costly than expected; operating costs, loss of retail partners and business disruption arising from the Merchants Preferred Acquisition; the ability to retain certain key employees at Merchants Preferred; risks related to Merchants Preferred’s virtual rent-to-own business; the Company’s ability to successfully integrate the Acceptance Now and Merchants Preferred businesses under the Preferred Lease offering; the Company's transition to more-readily scalable, “cloud-based” solutions; the Company's ability to develop and successfully implement digital or E-commerce capabilities, including mobile applications; information technology and data security costs; the impact of any breaches in data security or other disturbances to the Company's information technology and other networks and the Company's ability to protect the integrity and security of individually identifiable data of its customers and employees; the general strength of the economy and other economic conditions affecting consumer preferences and spending; factors affecting the disposable income available to the Company's current and potential customers; changes in the unemployment rate; the Company's ability to identify and successfully market products and services that appeal to its customer demographic; consumer preferences and perceptions of the Company's brand; the Company's ability to enter into new and collect on its rental or lease purchase agreements; the passage of legislation adversely affecting the rent-to-own industry; litigation or administrative proceedings to which the Company is or may be a party to from time to time; and the other risks detailed from time to time in the Company's SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2018, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 31, 2019.
Investors:
Rent-A-Center, Inc.
Maureen Short
EVP, Chief Financial Officer
972-801-1899
maureen.short@rentacenter.com